EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") dated as of June 18, 2007, is between Interactive Games, Inc., a Nevada Corporation (“IGames”) and CLB Investment Corp., an Illinois corporation (“CLBIC”). In this Agreement, IGames and CLBIC may be jointly or collectively referred to as the "Parties" and as a "Party" individually.

Whereas, IGames desires to sell all of the capital stock of its wholly owned subsidiary, Torpedo Sports, Inc., a Canadian corporation (“Torpedo”) which is currently in insolvency proceedings in Montreal, Quebec, Canada; and

Whereas, CLBIC is a company that among other things purchase assets and assume obligations in connection with restructuring of other companies:

Now therefore, in consideration of the matters set forth in this Agreement, and other consideration, the sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.  Assignment and Transfer. Upon execution of this Agreement, IGames agrees to sell, transfer and convey to CLBIC and CLBIC agrees to purchase from IGames all of the issued and outstanding shares of capital stock of Torpedo. IGames shall deliver certificates representing the stock of Torpedo to CLBIC, endorsed in favor of CLBIC or with stock powers or other suitable documentation evidencing transfer of the stock to CLBIC.

2.  Title to Stock. IGames represents and warrants that it is the sole lawful owner of the stock in Torpedo, free and clear of all liens, claims, encumbrances and interest, that IGames has not transferred, encumbered or assigned any interest in any of the Torpedo stock to any person or entity, and that IGames has good and valid title to the stock of Torpedo, and has full power, authority and legal ability to convey good, valid and unencumbered title in the Torpedo stock to CLBIC.

3.  Stock Warranties. IGames represents and warrants that all of the Torpedo stock conveyed to CLBIC has been duly authorized, properly issued, and is fully paid and not subject to claim or assessment by the issuer, and constitutes one hundred percent (100%) of the outstanding stock of Torpedo.

4.  Payment. CLBIC shall pay IGames Ten Dollars ($10.00) for the purchase of the Torpedo stock.

5.  Insolvency of Torpedo. CLBIC acknowledges that Torpedo is the subject of an insolvency proceeding in Montreal, Quebec, and that all or substantially all of its assets, liabilities and business affairs are or were subject to the jurisdiction of the authorities in that proceeding.

6.  Representations and Warranties. Each Party to this Agreement represents and warrants to the others that: (a) it has full power and authority to enter into this Agreement and perform all of its obligations under this Agreement, has duly executed and delivered this Agreement, and this Agreement is legally binding on it and is enforceable in accordance with its terms; (b) the execution, delivery and performance of the transactions contemplated herein do not conflict with or violate, or result in a breach of or constitute a default under, any contract or agreement to which it is a Party or by which it is bound; and (c) no consent or approval from any person, firm or entity, or any governmental authority or court, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. Each of the Parties represents and warrants that it has not filed for or been the subject of any bankruptcy or insolvency proceeding or receivership, that it is competent and authorized to enter into and perform this Agreement, and will be bound by the terms of this Agreement. Each Party to this Agreement represents and warrants that the Party has relied upon the Party's own judgment and the judgment of the Party's own respective legal counsel regarding the every aspect of this Agreement, and that no statements or representations (expressed or implied) were made by any other Party or any other Party's agents, employees, officers, directors or legal representatives that have influenced or induced the Party to execute this Agreement.

7.  General Provisions. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and assigns. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement. All of the Parties, with the assistance of their counsel, have participated in the drafting and negotiation of this Agreement, and the Agreement shall be construed as if it were prepared by all of the Parties to this Agreement, without regard to who originally drafted or proposed any section or term of the Agreement. This Agreement reflects the entire understanding between the Parties to this Agreement, and fully supersedes and replaces any and all alleged or actual prior agreements or understandings between the Parties to this Agreement. No statements, promises or inducements by any of the Parties or any agent of any of the Parties to this Agreement shall be valid or binding unless they are contained in this Agreement. No modification or amendment to this Agreement shall be valid or binding unless that modification or amendment is set forth in a subsequent written document executed by each of the Parties to be bound by the amendment or modification. If any provision of this Agreement or the application of that provision to any Party or circumstances shall be held invalid, the remainder of the Agreement, or the application of that provision to the Party or circumstances other than those to which it is held invalid, shall not be affected by that determination. All of the representations and warranties in this Agreement shall survive the execution and delivery and performance of obligations pursuant to this Agreement.

8.  In connection with this transaction, IGames will cause a third party to transfer to CLBIC two million (2,000,000) shares of the common stock of IGames to CLBIC, which stock was restricted stock at the time of its issuance to that third party and will bear a restrictive legend at the time of this transfer.

Subscribed and agreed to on June 18, 2007.

INTERACTIVE GAMES, INC.	CLB INVESTMENT CORP.

By: /s/ Henry Fong Its: President	By: /s/ David E. Schaper Its: President